Exhibit 10.31

AMENDMENT TO
PERFORMANCE RESTRICTED STOCK UNIT AGREEMENT

This Amendment (the “Amendment”), effective as of February 8, 2022, is entered into by and between ____________ (the “Participant”) and CarGurus, Inc. (the “Company”). Capitalized terms used herein and not otherwise defined will have the meanings set forth in the CarGurus, Inc. Omnibus Incentive Compensation Plan (the “Plan”).

WHEREAS, the Participant was granted an award (the “Award”) under the Plan of performance-based restricted stock units (the “PSUs”) pursuant to the terms of the Performance Restricted Stock Unit Agreement between the Participant and the Company dated ___________ (the “Agreement”).

WHEREAS, the PSUs generally vest based on (a) the attainment of certain performance criteria measured over one or more specified performance periods and (b) the Participant’s continued service over the applicable performance period.

WHEREAS, the Participant and the Company desire to amend the Agreement to (a) remove the performance criteria for the vesting of the PSUs, (b) provide that the PSUs will vest over a revised service period, subject to the Participant’s continued service over such period, and (c) specify that the number of PSUs subject to the Award shall be the number of Target PSUs specified in the Agreement (prior to this Amendment), all as set forth below.

NOW, THEREFORE, in consideration of the foregoing recitals and for other consideration, the adequacy and sufficiency of which is hereby acknowledged, the parties hereto agree to amend the Agreement through this Amendment as follows:

1.
The Agreement is hereby amended to change the following references in the Agreement: (a) “Target PSUs” to “Stock Units”, (b) “performance-based restricted stock units” to “restricted stock units” and (c) “PSU” (or “PSUs”) to “Stock Unit” (or “Stock Units”), as applicable.
2.
Section 1 of the Agreement is hereby amended and restated in its entirety as follows:

1. Grant of Stock Units. Subject to the terms and conditions set forth in this Agreement and in the Plan, the Company hereby grants the Participant ________ restricted stock units (the “Stock Units”). Each Stock Unit represents the right of the Participant to receive a share of Class A common stock of the Company (“Company Stock”) on the applicable payment date set forth in Section 5 below.

3.
Section 3 of the Agreement is hereby amended and restated in its entirety as follows:

3. Vesting.

(a) The Stock Units shall become vested on the following dates (each, a “Vesting Date”), provided that the Participant continues to be employed by, or provide service to, the Employer from the Date of Grant until the applicable Vesting Date: (i) ____% of the Stock Units shall vest on the date that is ______ following __________ (the “Vesting Start Date”) and (ii) 6.25% of the Stock Units shall vest on the last day of each three-month period thereafter until the _____ anniversary of the Vesting Start Date.

(b) The vesting of the Stock Units shall be cumulative, but shall not exceed 100% of the Stock Units. If the foregoing schedule would produce fractional Stock Units, the number of Stock Units that vest shall be rounded down to the nearest whole Stock Unit and the fractional Stock Units will be accumulated so that the resulting whole Stock Units will be included in the number of Stock Units that become vested on the last Vesting Date.

(c) Except as otherwise provided in a written employment agreement or severance agreement entered into by and between the Participant and the Employer, in the event of a Change of Control before all of the Stock Units vest in accordance with Section 3(a) above, the provisions of the Plan applicable to a Change of Control shall apply to the Stock Units, and, in the event of a Change of Control, the Committee may take such actions with respect to the vesting of the Stock Units as it deems appropriate pursuant to the Plan.

Notwithstanding the foregoing, if the Company is not the surviving corporation (or survives only as a subsidiary of another corporation) as a result of the Change of Control and the Stock Units are assumed by, or replaced with an award with comparable terms by, the surviving corporation (or parent or subsidiary of the surviving corporation) and the Participant’s employment is terminated by the Employer without Cause (as defined below) or by the Participant for Good Reason (as defined below) upon or within 12 months following a Change of Control and before the Stock Units are fully vested in accordance with the vesting schedule set forth in Section 3(a) above, 100% of any then-unvested Stock Units shall become vested upon such termination of employment.

(d) For purposes of this Agreement, the following terms have the following meanings:

(i) “Cause” shall have the meaning given to that term in any written employment agreement, offer letter or severance agreement between the Company and the Participant, or if no such agreement exists or if such term is not defined therein, Cause shall mean a finding by the Committee that the Participant has (I) materially breached the Participant’s employment agreement or offer letter with Company, which breach has not been remedied by the Participant within 30 days after written notice has been provided to the Participant of such breach, (II) engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty, (III) disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information, (IV) breached any written non-competition, non-solicitation, invention assignment or confidentiality agreement between the Participant and the Company or (V) engaged in such other behavior detrimental to the interests of the Company as the Committee reasonably determines.

(ii) “Good Reason” means the Participant has complied with the Good Reason Process (as defined below) following the occurrence of any of the following events, without the Participant’s consent: (I) a material diminution in the Participant’s title, responsibilities, authority or duties; (II) a material diminution the Participant’s base salary or target bonus, except for across-the-board reductions based on the Company’s financial performance similarly affecting all or substantially all senior management employees of the Company; (III) a material change in the principal geographic location at which the Participant provides services to the Company (with the exception of travel related to the Participant’s duties to the Company); or (IV) the material breach by the Company of the Participant’s written employment agreement, offer letter or severance agreement between the Company and the Participant.

(iii) “Good Reason Process” means (I) the Participant reasonably determines in good faith that a “Good Reason” condition has occurred; (II) the Participant notifies the Company in writing of the first occurrence of the Good Reason condition within 30 days of the first occurrence of such condition; (III) the Participant cooperates in good faith with the Company’s efforts, for a period not less than 30 days following such notice (the “Cure Period”), to remedy the condition; (IV) notwithstanding such efforts, the Good Reason condition continues to exist; and (V) the Participant terminates the Participant’s employment within 30 days after the end of the Cure Period. If the Company cures the Good Reason condition during the Cure Period, Good Reason shall be deemed not to have occurred.

4.
Section 5(a) of the Agreement is hereby amended and restated in its entirety as follows:

(a) If and when the Stock Units vest, the Company shall issue to the Participant one share of Company Stock for each vested Stock Unit, subject to applicable tax withholding obligations. Payment shall be made within 30 days after the applicable Vesting Date.

5.
Section 6 of the Agreement (Change of Control) is hereby deleted in its entirety, and all Section references in the Agreement are hereby revised accordingly.
6.
Section 7 of the Agreement is hereby amended and restated in its entirety as follows:

7. No Stockholder Rights; Dividend Equivalents. Neither the Participant, nor any person entitled to receive payment in the event of the Participant’s death, shall have any of the rights and privileges of a stockholder with respect to shares of Company Stock, including voting or dividend rights, until certificates for shares have been issued upon payment of Stock Units. The Participant acknowledges that no election under Section 83(b) of the Code is available with respect to Stock Units. Notwithstanding the foregoing, the Participant shall be entitled to accrue Dividend Equivalents on the shares underlying the Stock Units prior to the Vesting Date, which shall be credited to the Stock Unit account for the Participant and will be paid or distributed in the form of shares Company Stock when the shares underlying the Stock Units vest and are issued in accordance with this Agreement.

7.
Schedule I. Schedule I of the Agreement is hereby deleted in its entirety and all references to Schedule I in the Agreement shall be deemed removed from the Agreement.
8.
Entire Agreement. Except as modified by this Amendment, all the terms and provisions of the Agreement shall continue in full force and effect. This Amendment, together with the Agreement, comprise the parties’ entire agreement regarding the subject matter thereof, and supersede any and all other agreements, either oral or in writing, between the Participant and the Company regarding the subject matter hereof.
9.
Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment, effective as of the date first above written.

CarGurus, Inc.

By: __________________________________

Name:

Title:

Date:

Participant

__________________________________

Name:

Date: